SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2004

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	00019774	51-0303670
(State or other jurisdiciton of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On February 17, 2004, United Retail Group, Inc. (the “Company”) issued a press release, which is furnished as Exhibit 99 to this report, for publication on February 18, 2004.

The percentage changes in comparable store sales mentioned in the press release refer to those stores that were open for at least 12 months. Comparable store sales may be considered a non-GAAP measure of sales performance but are commonly used by specialty retail industry analysts and investors.

Annual and quarterly losses per share are shown both in accordance with generally accepted accounting principles and as excluding both the goodwill impairment in the earlier period and the non-cash tax valuation allowances in both periods. This presentation discloses the effect of the tax valuation allowances, which do not appear on the face of the summary statement of operations, as well as the unusual entry for the goodwill impairment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED RETAIL GROUP, INC.
By: /s/GEORGE R. REMETA George R. Remeta Vice Chairman and Chief Administrative Officer

Date: February 17, 2004

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release, dated February 18, 2004, of the Company (furnished)